EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-281986, No. 333-280120, No. 333-280122, and No. 333-279640) and Form S-8 (No. 333-212652) of Rithm Property Trust Inc. (the “Company”), of our report dated February 18, 2025, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ Moss Adams LLP

San Francisco, California
February 18, 2025